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                                                                    Exhibit 10.9

                           UNPROTECTED LEASE AGREEMENT

        THAT WAS DRAWN UP AND EXECUTED IN TEL AVIV ON SEPTEMBER 26, 2004

                                     BETWEEN

           "EMED" REAL ESTATE DEVELOPMENT AND INVESTMENTS COMPANY LTD.
                         Public Company No. 52-002359-9
                        Of 3 Hayetzira Street, Ramat Gan
                                                   (hereinafter: the "LANDLORD")
                                                                 ON THE ONE HAND

                                       AND

                           PREDIX PHARMACEUTICALS LTD.
                             COMPANY NO. 51-2864307
                        OF 3 HAYETZIRA STREET, RAMAT GAN
                                                     (hereinafter: the "TENANT")
                                                               ON THE OTHER HAND

In this Lease the following terms shall have the meanings set forth next to them:

"THE STRUCTURE" OR "THE BUILDING"       - a building intended for offices for
                                        commerce and for parking on Bezalel
                                        Street, corner Hayetzira Street, in
                                        Ramat Gan, which is also known by the
                                        nickname "Sh. A. P. House".

"THE DEMISED PREMISES" OR "THE UNIT"    - 19th floor, north east.

"INDEX" - The Consumer Price Index (including fruits and vegetables) that is published by the Central Statistics Office (the "OFFICE").

"THE BASIC INDEX"                       - The Index that was published on
                                        September 15, 2004 for the month of
                                        August 2004.

"LINKED" "LINKAGE DIFFERENTIAL"         Multiplying the relevant amount by the
"LINKED VALUES" AND ANY SIMILAR TERM:   relevant value between the last Index
                                        published before the time of the
                                        calculation and/or the payment relevant
                                        to the matter (hereinafter: the "NEW
                                        INDEX") and the Basic Index, or in the
                                        ratio between any other indices if it is so stated specifically in this Lease.

"THE REPRESENTATIVE RATE"               The representative rate of the Dollar as
                                        it is published by the Bank of Israel
                                        for the date

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                                        relevant for the carrying out of the
                                        calculation and/or the payment.

"THE DEMISED PREMISES FOR PURPOSES      600 square meters. This area is agreed
OF THE PAYMENT OF RENT"                 upon and is not given to inspection
                                        and/or taking exception and/or appeal on the part of any of the parties.

WHEREAS- the Landlord is the sole possessor of the Demised Premises and the owner of the rights to register as the sole owner of the Demised Premises, and it represents that it is entitled to lease the Demised Premises, and there is no impediment to entering into a contractual relationship by means of this Lease; and

WHEREAS -                               the Tenant approached the Landlord and
                                        proposed to it that it lease the Demised
                                        Premises from it, all pursuant to the
                                        terms and for the consideration detailed below in this Lease; and

WHEREAS -                               the Landlord agreed to lease the Demised
                                        Premises to the Tenant, all pursuant to
                                        the terms and for the consideration
                                        detailed below in this Lease and in the
                                        exhibits annexed to it; and

WHEREAS -                               the parties desire to define and arrange
                                        their legal relationship as detailed in
                                        this Lease Agreement as follows:

              THEREFORE, IT IS REPRESENTED, AGREED AND CONDITIONED
                         BETWEEN THE PARTIES AS FOLLOWS:

The Preamble to this Lease and the exhibits thereto constitute an integral part thereof. In the event that any exhibit is not annexed to this Lease at the time of its signing, that exhibit shall be annexed at the time of its preparation, and it shall be deemed to be an integral part of the Lease.

1.    THE TRANSACTION

      The Landlord obligates itself to lease to the Tenant, and the Tenant obligates itself to lease from the Landlord, the Demised Premises pursuant to the terms and at the price detailed in the Lease, including its exhibits.

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2.    THE TENANT'S REPRESENTATIONS

      The Tenant represents that it inspected the Building and its surroundings, as well as the Demised Premises, and found them appropriate for its needs and that, subject to the delivery of the Demised Premises to the Tenant at the appointed delivery time in its current condition, the Tenant shall not have any claim of inappropriateness of any nature whatsoever, subject only to the terms of this Lease.

3.    THE PURPOSE OF THE LEASE

      3.1 The Tenant is leasing the Demised Premises in order to operate / manage offices therein (hereinafter: the "LEASE PURPOSE"), and for no other purpose.

      3.2 Any substantive change or broadening of the Lease Purpose requires the prior written approval of the Landlord.

      3.3 The Tenant represents and warrants that it will not object to the fact that the other businesses and offices or some of them will conduct their businesses at the times and the hours that they deem fit and that it will not have any complaint whatsoever with regard thereto.

      3.4 The Tenant represents and warrants that it is aware that other businesses and offices will operate in the Building, and it represents and warrants that it will not have any complaint whatsoever against the Landlord with regard thereto, including with regard to their hours of operation, the entry and exit arrangements they have, the noise interference, the oppression of smells, or any other nuisance whatsoever resulting from their activities.

      3.5 In order to avoid doubt, it is agreed and clarified hereby that the Tenant itself shall be responsible for obtaining all permits required by law to open and operate its business in the Demised Premises.

            The Tenant commits to fulfill all the terms required for the purpose of obtaining all the permits, as aforesaid, to manage its business pursuant to their terms, and to maintain them in effect throughout the entire lease term.

4.    THE TERM OF THE LEASE

      4.1 The lease term pursuant to this Lease shall commence on October 15, 2004 (hereinafter: the "DELIVERY DATE"). The entry upon the Demised Premises shall be permitted already on October 3, 2004, and from that date onward the Tenant shall bear the costs of Arnona [municipal real estate taxes], electricity, water, maintenance, and the like, other than rental payments.

      4.2 The rental term shall terminate at the end of 24 months from its commencement, as stated in Section 4.1 above, that is, on October 14, 2006 (the period between October 15, 2004 and October 14, 2006 shall be referred to below as: the "LEASE TERM").

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            The Landlord hereby gives the Tenant its consent to extend this
            Lease after the Lease Term, for four (4) additional option terms of one year each, according to the absolute discretion of the Tenant. During the first option period, should the Tenant elect to exercise it, the same terms as are detailed in this Lease shall apply. Thereafter, should the Tenant elect to make use of the second option period, the rental payments (as defined in Section 5.1) shall be increased by 5% (the "MONTHLY RENTAL PAYMENTS"). The Monthly Rental Payments shall be in effect for the second option period and for the two periods thereafter, should the Tenant elect to exercise them, and the balance of the terms detailed in this Lease shall apply.

            Despite what is stated above, the Tenant shall be entitled at any time to bring a replacement tenant in its stead, who shall assume all the obligations pursuant to this Lease, provided that the Landlord approves the replacement tenant, as aforesaid. The Landlord shall be allowed to object to the replacement tenant only for reasonable reasons.

      4.3   INTERNAL WORK / IMPROVEMENTS / INSTALLATION OF AIR CONDITIONER

            4.3.1 The entry of the Tenant onto the Demised Premises shall be conditioned on the delivery of the securities as detailed in
                  Section 14 below.

            4.3.2 The Landlord hereby gives its consent for internal work within the Demised Premises, including improvements for the purpose of making it compatible to the needs of the Tenant. This consent is conditioned upon the delivery of a drawing of the improvements which shall be approved by the Landlord.

            4.3.3 The Tenant shall solely be liable for the carrying out of the internal work and it covenants that the works will be carried out according to all laws related to their undertaking, including safety instructions, and in coordination with the management company.

            4.3.4 The Tenant shall be responsible for any damage that shall be caused during the course of the internal work or as a result thereof to those carrying out the work, to the Landlord and its employees if they entered upon the Demised Premises in coordination with the Tenant, to third parties, as well as to the Demised Premises, to adjacent units, and to the project.

            4.3.5 The Landlord hereby gives its consent to the Tenant to install two mini central air conditioners having a volume of six horse power each, on the service floor of Sh. A. P. House, which will serve to cool the service room in the Demised Premises Building.

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5.    RENTAL PAYMENTS

      The Tenant shall pay the Landlord rent throughout each Lease Term, as detailed in the provisions of Section 4 above, in accordance with the provisions below:

      5.1 The Tenant shall pay the Landlord rent for the Demised Premises in the New Israeli Shekel equivalent of $14.50 (fourteen and one half
            U. S. Dollars) per square meter per month, in addition to Value Added Tax.

      5.2 The rent for the Demised Premises and throughout all the Lease Terms shall be paid by the Tenant each six (6) months in advance (hereinafter: the "RENT").

      5.3 Value Added Tax on the Rent, or any tax that comes in its stead, or any tax which, according to the law that imposes it, applies it to the Tenant, at the rate that shall apply from time to time according to the law, shall be the obligation of the Tenant and shall be paid by it by post-dated check dated the date of the payment of the VAT to the tax authorities with each payment on account of the rent in return for a tax receipt as provided by law. Any tax and/or impost which, according to the law that imposes it, applies it to the Landlord and/or on the owner of the Demised Premises, shall be paid by the Landlord and shall not influence the level of the Rent and its manner of payment.

      5.4 The Tenant covenants to pay the Rent to the Landlord and the management fees to the management company during the entire Lease Term, without any condition, and subject to the other terms of this Lease, including the provisions of the latter part of Section 4.2, whether it made use of the Demised Premises or not, for whatever reason. It is emphasized that any claim that the Tenant may have against the management company, including regarding setting off management fees, shall apply as well to the obligation that appears in this section regarding the management fees.

6.    ADDITIONAL PAYMENTS

      6.1 Throughout the entire Lease Term the Tenant shall pay, in addition to the Rent, all the municipal and/or governmental or other payments, imposts, arnonas, taxes and obligatory payments of any sort whatsoever, including fees, registration and license fees of any sort whatsoever relating to the Demised Premises and/or its operation and/or its maintenance which apply to whoever rents the Demised Premises. Taxes and imposts relating to the Demised Premises, its operation, its maintenance, or with regard to the Rent that will be imposed in the future and that are not in existence at the time of the execution of this Lease Agreement, shall be imposed upon the Tenant if it is determined therein that they apply to the Tenant. It should be emphasized that all that is stated above shall apply only and exclusively regarding payments relating to the use of the Demised Premises by the Tenant.

            The Landlord shall bear the payment of the property tax and other taxes if they are imposed in the future for the rights of ownership of the Demised Premises, as

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            well as income taxes for the Rent. The Landlord shall bear any tax and/or impost and/or other payment in which it is provided that it applies to the owner of the Demised Premises or on the party leasing out the property, including one-time imposts and fees, such as road imposts, sewage (that is not included as a regular monthly payment in the arnona payment), etc.

      6.2 Without derogating from the generality of the foregoing, the Tenant shall bear throughout the Lease Term all payments for the supply of water, electricity, telephone, arnona, business tax, sign tax, or any other expenditure relating to the use and operation of the Demised Premises. The Landlord represents that on those items there are no existing debts that were generated prior to the Lease Term and that are likely to prevent the use thereof by the Tenant.

      6.3 The Tenant shall bear, throughout the entire Lease Term, payments due for maintenance and management of the Building in accordance with the provisions of the Management Agreement to which it is a party and in accordance with the law.

      6.4 The Tenant covenants to notify in writing the City of Ramat Gan, the Electric Company, and other interested parties regarding the lease of the Demised Premises.

            Shortly after the time of the commencement of the lease the Tenant covenants, should the Landlord so direct him, to transfer the water and/or telephone and/or electricity and/or municipal and/or any other account that relates to a payment and/or tax that is the responsibility of the Demised Premises and generally is paid by the Tenant, to the name of the Tenant.

7.    MANAGEMENT OF THE BUILDING

      7.1 The Tenant will sign with the management company of the Building the Management Contract annexed hereto as Exhibit A. the Tenant shall pay the management company the management fees as demanded by the management company, in accordance with the Management Contract with it and in accordance with law.

      7.2 The signature of the Tenant on this Lease Agreement and on the Management Contract as an exhibit thereto constitutes a direct obligation toward the management company, as well as an obligation of the Tenant toward the Landlord to fulfill all of its obligations toward the management company, whether they are detailed in this Lease and whether as they are detailed in the Management Contract described above, subject to what is stated in Section 5.4 above.

8.    GARAGE AND PARKING SPACES

      Within the framework of the Building there were built an underground parking garage and an above ground parking garage (collectively: the "GARAGES"). The Tenant affirms that it is aware that the Garages are operated as garages for commercial purposes by an

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      external operator (hereinafter: the "OPERATOR"). It is agreed that the
      Landlord and the external Operator shall be entitled to determine, inter alia, a different price for a specific parking space than for an unreserved parking space, to collect parking fees from various users on the basis of parking by the hour, by the day, or any other period and similar commercial considerations upon which the Landlord and the Operator shall decide in their discretion.

9.    LIABILITY, INDEMNIFICATION AND INSURANCE

      The Tenant, and it alone, shall be liable for all bodily and/or property damages that shall be caused, as well as for any tort that shall occur in the Demised Premises - all in connection with the possession of the Demised Premises and/or the use that shall be made thereof, all on condition that the damage was not caused willfully and/or intentionally by the Landlord and/or the management company and/or by someone acting on their behalf or as a result of their failure to act.

      The Tenant absolves the Landlord from any liability for damage to property found on the Demised Premises (its own property or that of others), as well as for all indirect or consequential damages (loss of profits, loss of goodwill, etc.) should any of these occur during the Lease Term - regardless of what was the cause that brought them on, and all on condition that the damage was not caused by a willful or intentional act by the Landlord and/or the management company and/or by someone acting on their behalf or as a result of their failure to act.

      The Landlord shall not bear any liability for bodily injury to the Tenant itself, to the employees of the Tenant, to its customers, visitors, invitees, or to any other person who arrived at the Building at the direction of the Tenant or for any purpose whatsoever connected with the Tenant, to the business and/or in the Demised Premises, and which shall be caused in the Demised Premises, during the Lease Term, except in those cases where the Landlord willfully and/or intentionally caused the damage. The liability of the Tenant to the Landlord and/or anyone acting on its behalf who is located on the Demised Premises shall not apply if their presence is unlawful.

      It should be emphasized that the liability of the Tenant pursuant to this section is solely and exclusively with regard to the net area of the Demised Premises, and shall not apply to the public areas included within the framework of this Lease (including bathrooms, stairs, elevators, Garage, lobby and the like), and in any event are not intended to derogate from the Landlord's liability under law.

      The Tenant shall indemnify the Landlord for any damage and/or claim and/or debt that the Landlord shall be required to pay in connection with damages the source of which is an act of negligence on the part of the Tenant that shall have occurred in the Demised Premises and/or in connection with and/or related to the possession of the Demised Premises and/or in connection with the use made thereof and for which the Tenant is liable therefore, as noted above, all immediately upon receipt of the first demand in writing from the Landlord, and on condition that a notice of damage and/or claim and/or

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      debt as aforesaid is delivered to the Tenant immediately upon its receipt, and that the Tenant shall have the opportunity to defend against the same.

      Without derogating from the provisions of this Section 9, the provisions of the liability insurance and the indemnification are included in EXHIBIT C annexed hereto, and which constitute an integral part of this Lease.

10.   MAINTENANCE OF THE DEMISED PREMISES AND ITS MANAGEMENT

      10.1 The Tenant shall be responsible for obtaining the required licenses pursuant to any law for the use of the Demised Premises according to its purpose and to maintain them in force. The Landlord represents that all the licenses and permits in order to occupy the Demised Premises and to make general use thereof were received and lawfully are in effect.

      10.2 The Tenant shall conduct its business in accordance with all laws relating thereto, and without causing any interference including, but not limited to, noise, smell, pollution, etc., and also not to interfere with the other businesses and offices and the environment, and also not to interfere with their quiet enjoyment, except for reasonable activities, such as repairs, moving equipment, and the like.

      10.3 The Tenant shall conduct its business in the Demised Premises while paying close attention to the regulations and the instruction of the management company as a result of its authority, as set forth in
            Section 7 above and its subsections.

      10.4 Subject to the liability of the Landlord as the developer who established the Building to repair defects that are discovered in the Demised Premises and that flow from defective construction, use of defective materials, and the like, the Tenant covenants to maintain the Demised Premises during the entire Lease Term in a good and orderly condition, and will repair without delay and at its own expense, any spoilage, damage or defect that is revealed therein that is a result of its use, except reasonable wear and tear. Should the Tenant not have done so within a reasonable amount of time from when it was requested to do so, then the Landlord shall be entitled to enter upon the Demised Premises to do so in its stead and at its expense, and that without derogating from the right of the Landlord for any other relief.

            The Tenant will relinquish the possession of the Demised Premises to the Landlord at the end of the Lease Term or sooner if this Lease is terminated, in the same condition in which it received it, subject to reasonable wear and tear. Prior to the vacation of the Demised Premises, the Tenant shall remove from the Demised Premises at its own expense each object and each addition or fixed device that was installed by it and shall restore the situation to its prior condition unless the Landlord expressly and in writing agreed to leave some of them in the Demised Premises, in which case the same shall become its property without any payment therefor. The provisions of this section shall not apply to the results of the improvements that will be carried out by the Tenant, as stated in
            Section 4.3

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            above, and which shall be acceptable to the Landlord after approval of the drawing of the improvement by the Landlord, as stated above.

      10.5 The Landlord shall be entitled, should it so desire, to enter the Demised Premises from time to time at reasonable times and with prior coordination in order to inspect the fulfillment of the terms of this Lease Agreement and/or in order to carry out works and repairs.

      10.6 The Tenant shall not be entitled to make changes and/or additions to the Demised Premises without the prior written consent of the Landlord, and in accordance with the terms of the consent, if it is given, all according to the absolute discretion of the Landlord, provided that the consent not be withheld other than for reasonable and relevant grounds.

      10.7 The Tenant shall not affix signs or notices on the external walls of the Demised Premises or the Building without the prior written consent of the payment of the sign tax according to the law. It is agreed that the Tenant is entitled to affix and/or to install signs on the entrance door to the office, in the lobby of the floor, and in the lobby at the entrance to the Building -- at a place set aside for it on behalf of the Building management.

      10.8 The Tenant will not permit the activities of outside contractors in the Demised Premises or in the surroundings without the written consent of the Landlord, and in any case the Tenant shall be required to verify that the contractor will operate in coordination with the Landlord and/or the management company and/or their representatives and will follow all the directives given by them. The aforesaid shall not apply to repairs or minor works that are not likely to affect the Demised Premises and its devices.

      10.9 If, and to the extent that, within the framework of the Demised Premises a shelter is included, the Tenant shall have the right to use the protected area, subject to the Tenant's obligation to permit all the tenants of the floor and/or the Building to use the protected area where the same is required, in accordance with the directions of the civil defense forces and any other appropriate authority.

            The Tenant obligates itself not to make use of the protected area, not to install therein devices, and not to make changes and/or additions to it other than as permitted or required pursuant to the instructions of the appropriate authorities as they shall be installed and/or be amended from time to time.

            Should the Tenant not act in accordance with the directives of the civil defense authorities and/or any other appropriate authority, then the Landlord shall be entitled to enter upon the protected area and act therein on its own in accordance with the directives of the appropriate authorities, but only after it requested that the Tenant do so and it did not do so within a reasonable period of time from the time that it was requested so to do.

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11.   ASSIGNMENT OF RIGHTS

      11.1 The Tenant shall not lease the Demised Premises or any part thereof in a sublease, shall not assign it or any part thereof to another and shall not permit anyone else to make use of it or any part thereof, for or without consideration, and likewise it will not place a charge or mortgage on any of its rights under this Lease Agreement unless it received the express prior written consent of the Landlord.

      11.2 The Landlord shall be entitled to transfer and/or to assign and/or to charge, in part or in whole, its rights in the Building and/or to the Demised Premises and/or its rights pursuant to this Lease, in whole or in part, provided that the rights of the Tenant not be affected. The Tenant obligates itself to cooperate and to sign any document that is required or that it shall be requested by the Landlord to approve and/or to carry out the foregoing.

12.   RELIEF AND REMEDIES

      12.1 If any party to this Lease Agreement breaches one of its terms, the injured party shall be entitled to all the remedies provided in the Contracts Law (Remedies for Breach of Contract), 5731-1970, and that without derogating from the provisions of this Lease or the provisions of any law, and that also in case a specific relief is provided is determined for any breach within the framework of this Lease.

      12.2 Without derogating from its rights to greater compensation or to any other relief, it the case of a fundamental breach of this Lease Agreement by the Tenant, or any other breach which is not cured within 30 days of the written demand of the Landlord, then the Landlord shall be entitled to receive liquidated damages estimated in advance to be $3,000 per month (or the pro rata portion thereof) linked to the Index as specified, and until the actual date of payment, and that whether it opts to enforce the lease or opts to terminate it, and the parties represent that they view the above amount as fair compensation for the damage that the parties view as the aggregate outcome of the fundamental breach of this Lease Agreement.

      12.3 Any breach of any of the provisions of the Lease set forth below shall be deemed to be a fundamental breach thereof:

            12.3.1 Any breach of the provisions of Subsections 3.1, 7.1, 10.4,
                   10.6 and Sections 11 and 14 of this Lease that is not cured within 14 days from the time of the giving of notice by the Landlord.

            12.3.2 A delay in the making of any payment that the Tenant is obligated to make pursuant to the provisions of Sections 5 and 6 (including the subsections thereof) of this Lease, for a period in excess of 14 days and/or any 3 consecutive late payments of a payment that the Tenant must make to the Landlord during the course of a lease year.

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            12.3.3 Any other breach that is not cured within 30 days from the time that the Landlord demanded that the Tenant cure the aforesaid breach.

      12.4 The Landlord shall be entitled to cancel this Lease Agreement and to demand that the Tenant immediately vacate the Demised Premises and return the possession thereof to it under the terms provided in
            Section 10.4 above in each of the following cases:

            12.4.1 The Tenant made a fundamental breach of this Lease Agreement.

            12.4.2 The Tenant breached in any manner the provisions of this
                   Lease Agreement and did not cure the breach within 30 days from the date requested.

            12.4.3 A motion was submitted to a court having jurisdiction to liquidate the Tenant or to declare it bankrupt, to appoint a trustee, liquidator, temporary liquidator, preliminary liquidator, a receiver for a substantial portion of its assets for it, and a court order is issued in response to the motion, and the order is not set aside within 90 days of its having been issued and/or id the Tenant filed a motion for its liquidation or to have it declared a bankrupt and/or to have an arrangement of creditors.

            If a cancellation notice is given, the following provisions shall apply:

            In the case the Tenant is liquidated, the Landlord shall have the right of a lien under law as security for the payment of all the damages and the funds that will be due to the Landlord and/or the management company from the Tenant in such a situation.

            12.4.4 The Tenant will be responsible for the return to the Landlord immediately upon the receipt of a first written demand all reasonable expenses, damages and reasonable losses that will be caused to it as a result of the breach of the Lease by the Tenant, and according to law.

            12.4.5 The Tenant shall not have the right to object by any means and/or to attempt to delay or to prevent the Landlord from entering into a contractual relationship with any other tenant and/or to attempt to prevent or to delay the carrying out the renting of the Demised Premises to any replacement tenant whatsoever. All the foregoing shall apply both to the relationship between the Landlord and the Tenant and between the Tenant and the replacement tenant and shall be deemed to be, inter alia, a contractual provision for the benefit of a third party.

      12.5 Any delay in the making of a payment by any party shall bear default interest at the rate customary at Bank Hapoalim B.M. for extraordinary overdrafts at that time for the period of the delayed payment.

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      12.6  In any case in which the Tenant shall be late at his fault by more than 30 days in the transfer of any payment that it is obligated to make to the Landlord, then the Landlord shall be entitled, on thirty
            (30) days' written notice to the Tenant, and without derogating from its right to any other relief, to immediately cease to supply to the Tenant and/or the Demised Premises electricity, water, air conditioning or other services whatsoever, at its discretion, and the Tenant shall not have any contention or claim with regard thereto.

      12.7 In any case of failure to vacate the Demised Premises on time by the Tenant at the end of the Lease Term or upon the cancellation of this Lease Agreement, then the Landlord shall be entitled, without derogating from its rights for any other relief, and after having given sixty (60) days' written notice thereof:

            12.7.1 to immediately cease to supply to the Tenant and/or the
                   Demised Premises electricity, water, air conditioning or other services whatsoever, at its discretion, and the Tenant shall not have any contention or claim with regard thereto.

            12.7.2 to enter the Demised Premises itself and/or by means of others, and in order to do so to use reasonable force, and to remove all possessions and tangible items that are found there from the Demised Premises, as well as to the change the locks and to prevent access to it by the Tenant or any one acting on its behalf in any way it deems appropriate.

                   In any case of failure to vacate the Demised Premises on time, as aforesaid, by the Tenant, the Tenant or the party acting on its behalf shall be deemed to be a "squatter" upon the Demised Premises, and it shall not have any contention or claim against the Landlord or anyone acting on its behalf for the damages caused to it or its possessions as a result of such an activity.

                   The Tenant shall be liable to pay the Landlord for all the expenses caused to the Landlord or to someone acting on its behalf in the foregoing actions.

      12.8 The delay in, or failure to use any right on the part of the Landlord pursuant to this Lease Agreement shall not be deemed under any circumstances or in any case to be a "waiver" or the basis for a claim of forbearance against it on the part of the Tenant, subject to the law.

13.   ABSENCE OF PROTECTED TENANCY RIGHTS

      13.1 It is specifically represented that the Demised Premises is located in a building that was completed after August 20, 1968, and that this tenancy is being made expressly conditioned on the fact that the protected tenancy laws do not apply to the tenancy, the Tenant represents that it did not and will not pay the Landlord key money or any other consideration that is not rent, and that the Tenant and any party coming in its place will not be a protected tenant in the Demised Premises pursuant to the law, and that it will be prohibited from raising any contentions or claims whatsoever with regard to its being a protected tenant or that it has greater rights in the Demised Premises than what is specifically stated in this Lease.

      13.2 The Tenant represents that all the investments that it shall make in the Demised Premises, including equipment and devices, shall be made solely for its needs, and it shall be prohibited from raising the contention that these investments constitute key money or a substitute for key money or a payment pursuant to Section 82 of the Protected Tenant's Law (Consolidated Version), 5732-1972, or any payment that grants it rights whatsoever in the Demised Premises, and likewise, it will be prohibited from demanding a contribution or a refund, in whole or in part, from the Landlord for the foresaid investments.

14.   SECURITY

      BANK GUARANTY

      14.1 As surety to the fulfillment of all the obligations pursuant to this Lease Agreement, the Tenant shall present to the Landlord prior to, and as a condition to, entering upon the Demised Premises for the purposes of carrying out the internal work as detailed in Section
            4.3 above, an assignable unconditional bank guaranty, made out to the benefit of the Landlord, exercisable in installments, stamped as required by law, at the expense of the Tenant, in the form annexed to this Lease as Exhibit B, to remain in force until 45 days after the end of the Lease Term, in the sum of $43,500 (forty three thousand five hundred U. S. Dollars).

      14.2 The Tenant shall bear all the costs of the bank guaranties, including the fees of the guarantor bank.

      14.3 The Landlord shall be entitled to exercise the guaranty (or a part thereof, as the case may be, and in accordance with the amount of the debt) in any case of a fundamental breach of this Lease Agreement by the Tenant or in any case in which any funds are due to the Landlord from the Tenant, which were not paid when due, provided that the Tenant was provided with 14 days' prior written notice before the drawing down of the guaranty.

      14.4 The foregoing notwithstanding, it is agreed that the Tenant may provide the Landlord with a bank guaranty for a shorter period of time on condition that the Tenant sees to it that the effectiveness of the guaranty is extended from time to time at least fourteen (14) days prior to its anticipated expiration date.

      14.5 If the Tenant does not present the Landlord with an alternative bank guaranty at the aforesaid time, then the Landlord shall be entitled to exercise the full bank guaranty in its possession, provided it notifies the Tenant thereof in writing 14 days prior to the drawing down of the guaranty.

15.   ARBITRATION

      In any case in which disputes arise and/or differences between the parties with anything regarding the execution and/or the effectiveness or breach and/or the carrying out and/or the interpretation of this Lease, the parties will submit the disputes or the differences for the determination of an arbitrator whose identity shall be determined by the agreement of the parties, or in the absence thereof, the arbitrator shall be appointed within ten (10) days from the date on which no agreement between the parties was reached by the Chairman of the Israel Bar Association, at the request of one of the parties, after giving three days' prior written notice to the other party (hereinafter: the "ARBITRATOR").

      15.1 The Arbitrator shall act as the sole arbitrator and his determination shall be final.

      15.2 The provisions of this Section 15 shall be deemed to be an arbitration agreement between the parties, and the provisions of the Addendum to the Arbitration Law, 5728-1968, shall apply to the arbitration that is the subject of this Lease, as well as to the Arbitrator.

      15.3 It is agreed that the authority of the Arbitrator shall be specifically subject to the provisions of this Lease, including its exhibits, and that the Arbitrator shall be empowered to issue temporary orders and other temporary relief, and he shall be subject to the substantive law but not to the laws of evidence and procedures.

      15.4 A referral to the Arbitrator or the engaging in arbitral proceedings shall not give rise to the delay and/or postponement and/or exemption of the Tenant any of its obligations as set forth in this Lease, including its obligations to make any payments as long as the Lease Term is in effect.

      15.5 Anything contained in this Section 15 notwithstanding, the Landlord has the right to sue the Tenant in the appropriate court in Tel Aviv
            - Jaffa for the eviction or removal of the Tenant from the Demised Premises at the end of the Lease Term and/or upon the cancellation of this Lease, on condition that no approach has been made to appoint an Arbitrator.

16.   MISCELLANEOUS

      16.1 The Landlord shall be entitled at any time, without the need for any consent on the part of the Tenant, to make any change or addition to the Building that will not have a substantial detrimental affect on the Tenant, its work environment, or its approach thereto, according to its absolute discretion, both prior to and after the commencement of the Lease Term, including, but not limited to, the addition or diminution of area, to add floors, areas or wings to the Building, the conversion of closed or open public areas to areas in the exclusive use of various users, changes in the entrances, passage ways, extra area of any kind, and any other change in construction or in the Building plans.

            Likewise, the Tenant is aware that the Landlord intends to add construction area beyond what is currently permitted according to the zoning regulations and the

            Tenant agrees to any additional construction that may be made, subject to the foregoing.

            The Landlord obligates itself that the aforesaid changes and additions, if they are undertaken, will be made subject to building permits if required, and that they will be made in a manner such that the interference to be caused to the Tenant shall be the minimum amount possible, in a reasonable manner, and that the completeness of the Demised Premises will not be affected.

      16.2 This Lease reflects the entirety of all the understandings between the parties and it replaces and voids any negotiations, heads of agreement, representation or document that preceded its execution, any change in the provisions of this Lease shall be effective and binding only if in writing and lawfully signed by both parties.

      16.3 The debts that the parties to this Lease owe to each other are subject to set off only upon prior written agreement.

      16.4 Any change and/or waiver and/or variance from the provisions of this Lease shall not be binding unless done in writing and signed by the parties to the Lease.

      16.5 The addresses of the parties for the purposes of giving notices shall be as set forth at the head of the Lease. Any notice that shall be sent by registered mail shall be deemed to be received by, and brought to the attention of, the recipient party within five days of its dispatch, and in the case of hand delivery, within 12 hours of its delivery.

            IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LEASE:

          /s/ ILAN SCHEFFLER                      /s/ SILVIA NOIMAN
-------------------------------------     -------------------------------------
"EMED" REAL ESTATE DEVELOPMENT            PREDIX PHARMACEUTICALS LTD.
   AND INVESTMENTS COMPANY LTD.
           (the Landlord)                            (The Tenant)
By Mr. Ilan Scheffler, Vice President     By Dr. Silvia Noiman, General Manager

                               INSURANCE ADDENDUM

                                    EXHIBIT C

        TO AN UNPROTECTED LEASE AGREEMENT THAT WAS DRAWN UP AND EXECUTED
                        IN TEL AVIV ON SEPTEMBER 26, 2004

BETWEEN:     "EMED" REAL ESTATE DEVELOPMENT AND INVESTMENTS COMPANY LTD.
             Public Company No. 52-002359-9
             3 Hayetzira Street
             ShAP House, Ramat Gan
             (hereinafter: the "LANDLORD")
                                                                 ON THE ONE HAND

AND BETWEEN: PREDIX PHARMACEUTICALS LTD.
             Company No. 51-2864307
             3 Hayetzira Street
             ShAP House, Ramat Gan
             (hereinafter: the "TENANT")
                                                               ON THE OTHER HAND

1. Without derogating from the liability of the Tenant pursuant to this Lease or in accordance with any law, prior to the time of commencement of the business of the Tenant in the Demised Premises, or prior to the time of the bringing in of any property into the Demised Premises - the earlier of the two, the Tenant commits to arrange and keep for the duration of the term of this Lease the insurances detailed in the continuation of this section (which shall hereinafter be called: the "DEMISED PREMISES INSURANCES") with a lawfully authorized and reputable insurance company.

      1.1 Insurance of the contents of the Demised Premises, equipment that serves the Demised Premises owned and/or under the responsibility of the Tenant that is located outside the Demised Premises within the Building, as well as any repair, change, improvement, enhancement and addition to the Demised Premises that is made and/or will be made by the Tenant and/or for it, as well as furniture, equipment and devices of any kind or nature whatsoever, against loss or damage, as a result of fire, smoke, lightening, explosion, earthquake, storm, tempest, flood, damage from liquids and pipe breakages, the impact of an accident, the impact of an airborne device, strikes, disturbances, intentional damage and break-ins. The insurance shall include a specific condition in which the insured waives any right to subrogation against the Landlord and/or against the management company, as well as the other tenants and/or residents in the Building (as well as those employed by those mentioned above), whose insurance includes a comparable provision regarding waiving the right of subrogation. This section shall not apply for the benefit of a person who intentionally caused damages.

      1.2 Third party liability insurance with a liability limit that shall not be less than an amount in New Israeli Shekels equal to $500,000 (five hundred thousand U. S. Dollars) per event and in the aggregate per year of insurance. This insurance shall not be subject to any limit regarding liability resulting from fire, explosions, fright, lifting devices, unloading and loading, defective sanitary devices, poison, any damaging item in food or drink, liability toward or as a result of contractors, subcontractors and their employees (with regard to whom the insured is not entitled to indemnification pursuant to Section 1.3 below), strikes and lockouts, as well as substitution claims on the part of the National Insurance Institute. The insurance shall be expanded to indemnify the Landlord and/or the management company for their liability for the acts of commission or omission of the Tenant, and that, subject to the section of cross liability, according to which the insurance shall be deemed to have been separately entered into for each Unit of the insured.

      1.3 Employer's liability insurance for the Tenant's liability toward all those employed by it, with a limit of liability that shall not be less than that which is customary in Israel at the time of entering into the insurance and/or its renewal. This insurance shall not have any limitation with regard to work at heights or in depth, hours of work, liability toward contractors, subcontractors and their employees, traps and poisons, as well as regarding the employment of youth. The foregoing insurance shall be expanded to indemnify the Landlord and/or the management company in the event that they should be deemed to be employers of the Tenant's employees or any of them.

            Demised Premises Insurances shall include a specific provision according to which they take precedence over any insurance entered into by the Landlord and/or the management company and that the insurer waives any claim and/or demand regarding participation in the insurance of the Landlord or the management company. Likewise, the insurer commits that the policies will not be reduced or cancelled unless a written notice with regard thereto is sent by registered mail to the Landlord at least 60 days in advance.

      1.4 Insurance for the loss of income of the Tenant in its full value for damages covered pursuant to Sections 1.1 and 5.1 below, for an indemnification period that shall not be less than 12 months.

            Despite what is stated above, the Tenant is permitted not to obtain loss of income insurance; however, what is stated in Section 3 shall apply to the aforesaid loss of income as if insurance had been obtained.

2. The Tenant covenants to update from time to time the amount of the insurance for the insurance obtained pursuant to Section 1.1 above in order to always reflect the full value of the property insured thereunder.

3. The Tenant represents that it will not have any contention and/or demand and/or claim against the Landlord and/or the management company and/or other tenants and/or other residents of the Structure who, in their lease agreements or in any other contract that grants them rights in the Structure, which includes a comparable exemption toward the Tenant for damages for which it is entitled to indemnification pursuant to the insurances that it committed to obtain according to Sections 1.1 and 1.4 above, and it exempts hereby those mentioned above from any liability for damages, as aforesaid. What is stated above regarding the exemption from liability shall not apply for the benefit of a person who intentionally caused damages.

4. The Tenant covenants to comply with the terms of the policies, to pay the insurance premiums in full and on time, and to see to it and to ensure that the insurance policies are renewed from time to time as required and that they shall remain in force throughout the Lease Term.

5. The Landlord covenants, through the management company, to procure the following insurances from lawfully authorized and reputable insurance companies in Israel throughout the Lease Term:

      5.1 Building insurance from loss or damage as a result of damages resulting from the risk of fire, smoke, lightening, explosion, earthquake, storm and tempest, flood, damage from liquids and pipe breakages, the impact of an accident, the impact of an airborne device, disturbances, strikes, intentional damage and break-ins.

            The management company shall be entitled to expand the scope of the insurance coverage and to include in the insurance other risks as well as to which it is customary to obtain insurance.

            The foregoing insurance shall contain a provision regarding the waiver of the right of subrogation against the tenants and the residents and all those employed by them, provided that the foregoing with regard to the waiver of the right of subrogation shall not apply for the benefit of a person who intentionally caused damage. For the purpose of this section, the term "the Building" shall include all the systems that constitute an integral part of the Structure, and shall expressly not include the contents of demised premises and all additions, improvements or extensions that were made to the demised premises by or for the tenants.

            The policy shall be expanded to include coverage for the loss of rental payments and management fees for a period that shall not be less than 12 months, as a result of damage to the Structure that is covered by the policy.

            The foregoing regarding the exemption from liability shall not apply for the benefit of a person who intentionally caused damages.

      5.2 Third party liability insurance that insures the liability of the Landlord, the management company and the tenant from any injury or damage to the body and/or the property of any person and/or body whatsoever within the public areas of the Structure, with a liability limit that shall not be less than $3,000,000 (three million U. S. Dollars) per event and in the aggregate per year of insurance. This insurance shall not be subject to any limit regarding liability resulting from fire, explosions, fright, lifting devices, unloading and loading, defective sanitary devices, poison, any damaging item in food or drink, liability toward or as a result of contractors, subcontractors and their employees (with regard to whom the insured is not entitled to indemnification pursuant to
            Section 1.6.3 below), strikes and lockouts, as well as substitution claims on the part of the National Insurance Institute. The insurance shall include a section of cross liability, according to which the insurance shall be deemed to have been separately entered into for each Unit of the insured.

      5.3 Employer's liability insurance that insures the liability of the Landlord and/or the management company against those employed by them for bodily injury or sickness during the course, or as a result, of their work, with a limit of liability that shall not be less than that which is customary in the insurance market at the time of entering into the insurance. This insurance shall not have any limitation with regard to liability toward contractors, subcontractors and their employees, traps and poisons, as well as regarding the employment of youth.

      5.4 The Landlord and the management company represent that they will not have any contention and/or demand and/or claim against the Tenant and those employed by it for damages for which they are entitled to indemnification pursuant to the insurances that they committed to obtain according to Section 5.1 above, and they exempt hereby those mentioned above from any liability for damages, as aforesaid. What is stated above regarding the exemption from liability shall not apply for the benefit of a person who intentionally caused damages.

            IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LEASE
                     AT THE PLACE AND THE TIME STATED ABOVE:

"EMED" REAL ESTATE DEVELOPMENT
  AND INVESTMENTS COMPANY LTD.

         /s/ ILAN SCHEFFLER                             /s/ SILVIA NOIMAN
-------------------------------------            ------------------------------
           the Landlord                                   The Tenant

                              MANAGEMENT AGREEMENT

        that was drawn up and executed in Tel Aviv on September 29, 2004 between

                  SH.A.P. HOUSE - EMAD MANAGEMENT COMPANY LTD.
                  Company No. 512674177
                  Whose address is Sh.A.P. House
                  On Bezalel Street corner Hayetzira Street, Ramat Gan (hereinafter: the "MANAGEMENT COMPANY")
                                                                 on the one hand

                                  and between:

                  PREDIX PHARMACEUTICALS LTD.
                  Company No. 51-2864307
                  Of 3 Hayetzira Street, Ramat Gan
                  Care of its directors, Messrs. _________
                  (hereinafter: the "POSSESSOR")
                                                               on the other hand

DEFINITIONS

Except if the contents of the writing compel otherwise, the following words shall be given the meanings set forth next to them:

"THE LAND"

The field known as Temporary Field No. 2 that was created or that shall be created by dint of the provisions of Zoning Plan R.G. 942 amendment to detailed Zoning Plan RG/293/A RG/293/B and RG 792, RG/1/1097, RG/1097 and the Zoning Regulations having a gross registered area of some 3,050 square meters, subject to set asides for public purposes in accordance with the Zoning Plan.

"THE BUILDING"

A building intended for offices for commerce and for parking that was built on the Land in accordance with and subject to the provisions of the Zoning Plan, the building permit, the plans and technical specifications, and the rest of the provisions of the Lease Contract, including its exhibits.

"UNIT"

A unit located on the __ floor above the floor intended for commercial use (the __ floor above the ground level) as marked in yellow on the sketch annexed as Exhibit A to the Lease Contract.

"THE UNIT AREA"

600 square meters. This area is agreed upon and is not given to inspection and/or taking exception and/or appeal on the part of any of the parties.

(OR THE AREA OF THE DEMISED PREMISES FOR PURPOSES ASSESSING THE RENT, AS THAT TERM IS DEFINED IN THE LEASE AGREEMENT)

"SH.A.P."

Sh.A.P. Company Ltd.

"EMAD"

Emad Real Estate Development and Investments Company Ltd.

"THE LEASE CONTRACT"

The Lease pursuant to which the Possessor leased the Unit from Emad.

"THE COMMON AREAS"

The common property, as detailed in the Articles of Association of the cooperative house, as well as the machines and the areas located in the Building, or that serve them, or that are used or are intended to be used by all or most of the users of the Building, even if they are not part of the common property.

"MACHINERY"

The air conditioning machinery and systems, elevators, electricity, plumbing, water, sewage, drainage, and the like, that are intended, or that the Management Company shall intend them from time to time for common use by the possessors of the Units and/or the users of the Building or by a majority of them, directly or indirectly, and all, whether they are located in the area of the Building or if not.

"THE SERVICES"

Management, operation, repair, maintenance, equipment renewal, funds for the renewal and the replacement of equipment, cleaning, overhaul, repairs, lighting, concierge, gardening, insurance of the Common Areas and of the Machinery, as defined above, and of the Machinery and areas in the Building that serve and/or are used by and/or are intended to be used by all or most of the users of the Building.

Taking into consideration the special nature of the Building and its complexity, and with the objective of a proper standard of the Building and its Services, the Services may also include special services that are not customary in an ordinary building, such as various types of security, the payment of taxes and mandatory payments of all kinds that apply to the Common Areas, the operation and supply of various services to the residents of the Building for their pleasure and profit and the like, all at the discretion of the Management Company, as detailed in Section 2.3 of this Agreement.

Other terms and concepts that appear in this Agreement and in the Lease Agreement shall have the meaning in this Agreement that is ascribed to them in the Lease Agreement unless it is expressly stated to the contrary in the terms of this Agreement.

WHEREAS     the Possessor leased rights to a Unit in the Building from Emad; and

WHEREAS the nature and standard of the Building require that the management and operation of the Services be concentrated in the hands of a single professional who will carry them out in an exclusive manner; and

WHEREAS     the Management company to take it upon itself to fulfill this task;
            and

WHEREAS the Possessor is or will be the owner of rights in the Unit which will buy him the right of possession in the Unit; and

WHEREAS the Possessor is interested and agrees to it that the exclusive management and carrying out of the Services be in the hands of the Management Company, in accordance with, and subject to, the terms of this Agreement; and

WHEREAS this Agreement constitutes the Management Agreement referred to in the Lease Agreement, as well as in the agreed upon Articles of Association of the Building, which will be recorded as the Articles of Association of a cooperative house; and

WHEREAS in the Lease Agreement it was provided that close to the completion of the Building, its management, operation, maintenance and the rendering of Services in it will be handed over to the Management Company.

      THEREFORE, IT IS AGREED, REPRESENTED AND CONDITIONED BETWEEN THE PARTIES AS FOLLOWS:

1.    THE RULE OF THE PREAMBLE AND THE EXHIBITS

      The Preamble to this Agreement, including the definitions and the representations contained therein, as well as all the Exhibits thereto, constitute an integral part thereof.

2.    THE NATURE OF THE CONTRACTUAL RELATIONSHIP

      The Management Company accepts the exclusive management and the carrying out of the Services, and the Possessor agrees thereto, and hands over to the Management Company in an exclusive manner the management and the carrying out of the Services, under the conditions and the consideration detailed in this Agreement.

      The Possessor covenants not to undertake the Services or any part thereof on its own or by means of any other party other than the Management Company.

      2.1 The Management Company shall be entitled, from time to time, at its discretion, to determine the scope of the Services, their type, nature, and frequency, and which of them will be supplied to the Common Areas or to certain parts thereof, and the times and manner of their supply.

      2.2 The Possessor empowers the Management Company to take possession or to make use of the Common Areas and the Management Company covenants to do so.

      2.3 Subject to what is stated in Section 2.1 of this Contract, the Management Company shall see to the proper management and maintenance of the Common Areas, and it shall be agreed, inter alia, without limiting the generality of what is stated in Section 2.1:

            2.3.1 To handle the lighting Machinery and networks, electricity
                  (provided the matter is not in violation of the directives of the Electric Company), ventilation, air conditioning, telephone and control, smoke detectors, emergency lighting, generators, elevators, plumbing for electricity, water and ventilation, drainage, sewage and all the other devices and systems in the Building, and to see to it that these machines and systems are maintained, and shall be in a proper condition and capable of use.

            2.3.2 To deal with the cleaning of the Building, other than the
                  Units themselves, and including the machinery, the entrance, the Common Areas, the bathrooms, the service rooms, windows, doors, halls and the like, and to see to it that the Building, with all its machinery, is clean and pleasing to the eye.

            2.3.3 To handle the carrying out of all the repairs, the
                  replacements, the connections, as well as the coordination of the bringing into the Building and the taking out therefrom of tangible property and objects.

            2.3.4 To organize and operate watchmen in the Building and outside it, at a standard as shall be determined by the Management Company.

            2.3.5 To insure the Building against various risks, according to the decisions of the Management Company, as determined in Sections 14, 15 and 16 of this Agreement.

            2.3.6 To see to the arrangement of signs, keys and other Machinery in the entrance and staircases, the halls and the bathrooms.

            2.3.7 To buy Machinery and equipment in order to install them in the
                  Building, according to their need, in order to manage and maintain the Building in an appropriate manner.

            2.3.8 To handle the common systems found in the areas of the Unit owners, in the hollow spaces created between the acoustic ceiling and the concrete ceiling, as well as the hollow pillars through which the pipes for water, sewage, electricity, telephone, air conditioning and other things pass. Subject to the provisions of Subsection 6.8 below, to handle any request of the appropriate authorities with regard to accessories (equipment and Machinery) o9f the protected shelter areas on each floor (hereinafter: the "SHELTERS") and the continuous maintenance of the foregoing accessories. Except in times of emergency, the Management Company will see to storing the Shelter accessories outside of the Unit areas in which the Shelters are located. To the extent that the possessors of the Units in which the Shelters are located shall so request, after the delivery of possession of the Unit, to carry out changes and coordination of any kind and nature in the Shelter area, the Management Company shall carry out the foregoing changes or coordination.

            2.3.9 To store equipment and materials required to carry out the provisions of this Contract in storage areas and other areas that constitute part of the Common Area.

            2.3.10 To handle any other subject as is customary in office buildings of the type such as the Building.

            The Services detailed in the subsections of Section 2.3 shall be included, for purposes of this Agreement, in the definition of the term "Services".

3.    TIME OF THE COMMENCEMENT OF CARRYING OUT THE SERVICES

      3.1 The Management Company commenced managing and rendering the Services in the Building on January 1, 1999 (hereinafter: the "EFFECTIVE DATE"). The Management Company commits to the Possessor to carry out and to manage the Services from the date of the delivery of the Unit to the Possessor within the meaning of this term in the Lease Agreement (hereinafter: the "DELIVERY DATE") until the time of the conclusion of the Lease Term, all subject to the terms of Section 20 below.

      3.2 The Possessor covenants to bear all the obligations that apply to it by dint of this Agreement, including the payment of expenses and management fees, as defined in this Agreement, commencing with the Delivery Date, even if the Possessor has not yet occupied the Unit, provided that the failure to occupy the Unit is not the result of an act or failure to act on the part of the Landlord and/or the Management Company.

4.    REGULATIONS AND PROCEDURES

            The Possessor agrees that the Management Company shall from time to time determine procedures and regulations regarding the management and carrying out of the Services, as it shall deem appropriate, provided they do not expressly conflict with the terms of this Agreement and do not adversely affect the reasonable use of the Unit, and the Possessor covenants to act in accordance with them.

      4.1 The Management Company shall be entitled to determine rules of behavior that shall bind all the users in the Building's Units in order to preserve the standards of the Building and to prevent disturbances and nuisances to the possessors and users of the Units in the Building or to some of them.

      4.2 The Management Company shall be entitled to designate parking spaces, passageways, places to install television cables, antennas, gas canisters and the like in the Common Areas that will serve the Building or parts thereof.

      4.3 To Management Company shall be entitled to establish various procedures regarding entrance and exit arrangements, as well as the entrance of visitors to the Building, regarding security arrangements, regarding access procedures to the

            Common Areas, regarding the manner of use of the Common Areas, procedures for the use of the parking garages and the like.

5.    MANAGEMENT COMPANY COVENANTS

      The Management Company hereby covenants:

      5.1 To employ a staff of technical, professional, administrative and other employees to carry out the tasks involving the management and providing the Services, and it will also be entitled to manage and carry out the Services, all or in part, through the use of contractors, subcontractors, experts, consultants, workers, or in any other manner as the Management Company shall decide, including employing people part time or full time, by a special employment contract or under other conditions -- all as the it shall in its discretion deem appropriate.

      5.2 The Management Company shall prohibit the conduct of a business in the Building that conflicts with the provisions of the law and/or which causes a nuisance, a malicious odor and the like to the other tenants of the Building.

      5.3 The Management Company shall maintain an office, with a phone connection, in which its administrative activities and the provision of the Services shall be concentrated.

      5.4 Separate and orderly accounting records shall be maintained in the office regarding the expenditures and receipts of the Management Company, including a separate card for the Possessor and the other acquirers of Units in the Building. The Possessor will be able, during customary office hours, to approach the office regarding any clarification or question relating to the management and provision of Services and regarding the activities of the Management Company, subject to the terms of Section 13 of this Agreement.

6.    POSSESSOR COVENANTS

      The Possessor hereby covenants:

      6.1 To contract only with the Management Company with all matters relating to the management and provision of Services in the Building pursuant to this Contract, to participate in the expenses connected with the provision of the Services and their management, on the basis of a coefficient that shall be determined by the Management Company, all as stated in the terms of this Agreement.

      6.2 To refrain from carrying out, whether on its own or through others, any activity or handling that was handed over by this Agreement to the Management Company, unless the Management Company agreed thereto in writing prior to the carrying out of the activity or the handling, or in the case in which the Management Company did not fulfill its obligations pursuant to this Agreement.

      6.3 That it and those coming in its stead or on its behalf shall cooperate with the management Company and assist it in all instances in which such cooperation or assistance shall be required in order to permit the orderly and good management and provision of the Services.

      6.4 To itself carry out the regulations promulgated by the Management Company pursuant to Section 4 as aforesaid, and to see to it that all those who use the Unit with it, and all those who enter the Building on its behalf, also adhere to these regulations.

      6.5 To permit the Management Company and those coming in its stead, on prior coordination, to enter the Unit in order to carry out work in connection with the management and provision of the Services, whether those works are being done in connection with the Possessor's Unit or in connection with another unit in the Building, or for the purpose of carrying out repairs to the Common Area, including breaking walls, floors, ceilings and other parts, to replace and to fix plumbing, systems and other Machinery, to carry out any work required in the opinion of the managing Company in order to provide the Services in accordance with this Agreement. The Possessor shall not have any claim against the Management Company for disturbances that may be caused to him as a result of the foregoing. In any case of action as set forth above, the Management Company will attempt to keep the disturbance to the Possessor as limited as possible and to restore the Unit to its prior condition as quickly as possible.

            In order to avoid doubt, and without derogating from the generality of the foregoing, the Possessor hereby irrevocably grants the Management Company and all those acting on its behalf permission to enter the Unit at any reasonable time should the need therefor arise in order to clean the external covering.

      6.6 To promptly notify the Management Company of any defect that requires action on the part of the management Company.

      6.7 To consent to the recording of this Agreement in the Land Registry Office by attaching it to the Articles of Association of the cooperative building and/or to the long term lease deed and/or in any other manner, all at the discretion of the company or the Management Company.

      6.8 The Possessor is aware that in the case of an emergency it will have to vacate the reinforced room and/or the rooms that are included in the Unit that it leased and to make them available to all the users of the floor and/or the Building and therefore the Possessor covenants to vacate the reinforced room and/or rooms and make them available to the Management Company at any time that the Management Company directs by written notice given by the Management Company. Should the Possessor not have vacated the reinforced room and/or rooms at the time indicated by the Management Company, the Management Company shall be entitled to enter the reinforced room and/or rooms and empty them itself, without providing any additional notice to the Possessor. The Possessor is aware that in a time of emergency and during the course of the period during which the possessors of Shelters will be required to vacate them for the good of all the users of the floor, those possessors will be exempt from the payment of management fees for the Shelter area.

6A.   JOINT ELECTRIC AND WATER METERS

      Without derogating from the generality of what is stated above, the Possessor acknowledges that it is aware that the costs of electric usage and water usage for the Common Areas and the Machinery shall apply to all the possessors of units in the Building.

7.    PAYMENT OF THE EXPENSES OF MANAGEMENT AND THE PROVISION OF SERVICES

      The Possessor covenants to pay the Management Company, together with the possessors of all the other units in the Building, all the expenditures and costs connected with the management and performance of the Services, including overhead expenses, the depreciation fund and management fees referred to in Section 8 below, and including all the expenses of the Management Company (all these shall be collectively referred to as: the "EXPENSES"). The Possessor's share of all the Expenses shall be in accordance with the area of the Possessor's Unit in relation to the aggregate of aggregate area of the units in the Building.

      7.1 If part of the Expenses were expended in connection with the Services or any part thereof that, in the opinion of the Management Company, are given or serve only a portion of the units in the Building and not all of them, the Management Company shall charge the possessors of those units or primarily them for such Expenses, according to a coefficient that it shall determine in its sole discretion. A written certificate signed by the accountants of the company shall serve as final and binding evidence of the coefficient for the division of the Expenses among the tenants of the Building.

      7.2 The Management Company shall include in the Expenses amounts intended to cover the depreciation of the Machinery and of the Common Areas and of the equipment, the systems and the Machinery of the Management Company required to provide the Services, in whole or in part, in the absolute discretion of the Management Company (hereinafter: the "DEPRECIATION FUND").

            The amounts of the Depreciation Fund shall be calculated as a deposit, and shall be retained by the Management Company in a separate account as trustees for all the possessors of units in the Building and shall serve to add to, to renew, and to replace equipment, systems and Machinery, and they shall not be returned to the possessors. The Management Company shall invest the Depreciation Fund money in solid investments as it deems appropriate.

            In the event that the Depreciation Fund shall be insufficient for additional, renewal or replacement of equipment, systems and Machinery, then the deficiency shall be made up by all possessors of units in the Building in the ratio among them as detailed in Sections 7.1 and 7.2 above. It is agreed that the Management Company shall be entitled to replace and to renew equipment and Machinery in its absolute discretion.

      7.3 So as to avoid doubt, the Expenses shall include, without derogating from the generality of their definition, the wages of the employees, managers and consultants of the Management Company, as well as the general expenses of the Management Company of any kind, including for retaining attorneys, accountants and other advisers.

      7.4 All the Expenses of the Management Company and the payments they will be obligated to make in fact as a result of the breach of this Agreement by the Possessor and/or that will be required to enforce it or to take steps against it shall be paid by the Possessor to the Management Company at its first written request.

      7.5 So as to avoid doubt, it is emphasized hereby that all the Expenses and payments that are required in connection with the collection of the expenses from the possessors of the units in the Building, and in connection with the breach of the provisions of this Agreement or its enforcement against the possessors of units in the Building, as well as any financing expense of the Management Company in managing and performing the Services, including financing the purchase of equipment and Machinery required to perform the Services, constitutes part of the Expenses and shall be included therein.

      7.6 Pursuant to what is stated in this Section 7, if the Management Company operates and supplies special Services that will be made available to the tenants of the Building, such as the supply of food, drinks, cigarettes, newspapers, periodicals and books, writing implements, office supplies, snack bar and kiosk service, wash and rest rooms, conference rooms and lecture halls, waiting rooms, copy and photography rooms, parking services and parking garages and the like, such services shall not be included in the term "Expenses" pursuant to this Agreement, and the Management Company shall be entitled to operate these services for all interested parties and to receive payment therefor as it deems fit from those possessors who are interested therein.

      7.7 The refusal and/or unwillingness and/or lack of desire of a possessor to receive any particular Service and/or his desire to cease the management and provision of the Services pursuant to this Agreement, in whole or in part, will not exempt the possessor from its obligation to participate in the Expenses for managing and performing the Services in accordance with the terms of this Agreement.

8.    MANAGEMENT FEE AND VALUE ADDED TAX

      In consideration for the performance of the obligations of the Management Company pursuant to this Contract, it shall be entitled to a management fee at a rate of fifteen (15%) per cent of all the Expenses connected with the management and performance of the Services in the Building (hereinafter: the "MANAGEMENT FEE"). Management Fees will be added to each invoice, will be paid by the possessor simultaneously with the payments detailed in Section 9 below, and shall be deemed, for all purposes, to be part of the Expenses of the management and performance of the Services.

      Value Added Tax shall be added to all payments of Expenses, the management and the performance of the Services, as stated in Section 9 above, as well as for the Maintenance Fees, at the rates that are customary at the time of the making of each payment in return for a tax receipt as required by law, which shall be issued by the Management Company. The Value Added Tax shall be paid simultaneously with the payment pursuant to this Agreement.

9.    PAYMENT TIMES

      The Possessor covenants to pay the Management Company its share of the Expenses in accordance with the invoice submitted to it by the Management Company within 7 days from the submission of the invoice. The invoice will be submitted to the possessor each month or each other period, as shall be determined by the management Company, and shall be based on its estimate of the Management Company's Expenses.

      The Possessor hereby covenants to pay the Management Company the Expenses and the deposit stated in Section 11 below, whether it itself is the occupier of the Unit or rented it or transferred the use therein to another, or if nobody at all makes use of the Unit.

      9.1 Within a period that shall not exceed six (6) months after December 31 of each year, the Management Company shall prepare a final invoice of the Expenses regarding the prior fiscal year period (including the Depreciation Fund and Management Fee) (hereinafter: the "ANNUAL INVOICE"), and shall present a copy of such invoice to the Possessor. The Annual Invoice, when it is audited and approved by the management Company's accountants, shall serve as final and binding evidence of the amount of the Expenses.

      9.2 If the Annual Invoice shows a credit in favor of the Management Company, then the Possessor shall pay the Management Company the difference between the amounts the Possessor paid on account of his estimates share of the Expenses and the amount of the Expenses as stated on the Annual Invoice. The payment shall be made within 7 days from the date on which the Management Company submitted the Annual Invoice to the Possessor. Should there be monetary differences for the benefit of the Possessor, the Management Company will credit its account with it accordingly.

10.   DEFAULT INTEREST

      The Possessor covenants to pay the Management Company for any delay whatsoever in payment under this Agreement at the maximum rate customary at that time at Discount Bank Ltd. For exceptional and unauthorized overdrafts from debitory accounts, or linkage differential to the Consumer Price Index (the General Index) together with linked interest at the rate of 8% per year, all according to the higher, all without derogating any right of the Management Company for any other remedy.

11.   DEPOSIT

      The Possessor shall deposit with the Management Company on account of its share of the Expenses a deposit at the estimated level of the Expenses for three months in advance, that is to say, NIS 39,255 (based on the calculation: NIS 18.64 x 600 x 3 x 17%) (hereinafter: the "DEPOSIT"). The Deposit will be held by the Management Company, and it shall not be deemed to reduce the obligation of the Possessor to pay the amounts of the ongoing invoices submitted by the management Company. The Possessor covenants to pay the Management Company the Deposit amount no later than seven (7) days after the time of the receipt of the first written demand of the management Company.

      11.1 The Management Company shall be entitled to demand the deposit of the Deposit even prior to the Effective Date and this, inter alia, for the purpose of making various payments that are the obligation of the Management Company prior to the occupation of the Building.

      11.2 The Deposit will be returned to the Possessor upon the termination of the term of this Agreement, together with the return related thereto, as shall be determined by the accountant of the Management Company, subject to the provisions of Section 11.3 below.

      11.3 In the event that the Possessor does not comply with any timely payment as stated in this Agreement, then the Management Company shall be entitled, in its discretion, and without detracting from any other remedy to which it may be entitled, to use the Deposit funds to cover the aforesaid payment.

            In such a case, the Management Company shall be entitled to deduct from the Deposit the amount that is late, together with linkage differentials and/or interest, as set forth in Section 10 above.

      11.4 The Management Company shall be entitled to request from the Possessor from time to time to increase the amount of the Deposit, both in the case where the Management Company deducted from the Deposit sums that were in arrears and in the case where the Management Company believes the amount of the Deposit should be increased because the costs have increased, and the Possessor covenants to pay the Management company the requested sum no later than seven (7) days after the time of the receipt of the first written demand of the management Company.

      11.5 It is emphasized that the rate of Deposit that shall be paid by the Possessor pursuant to this Management Agreement shall not exceed the Deposit rate that the other tenants of the building shall pay, and that, proportionate to the size of the area each tenant possesses.

12.   MANAGEMENT COMPANY BOOKS

      The books, records, accounts of expenditures, reports, invoice collection documents, and the likes shall be kept in the offices of the management Company. The Management

      Company covenants to keep separate and organized bookkeeping records regarding all the expenses and income, including a separate card for the Possessor and for each possessor of a unit in the Building. The Management Company shall employ a certified accountant to audit its books and prepare its balance sheets. The expense of the accountant shall be deemed to be an Expense.

      The Management Company books and its invoices shall be deemed to be and shall be accurate from the point of view of the Possessor and shall serve at all times as definitive proof with everything regarding the payments due from the Possessor and/or that were paid by the Possessor to the Management Company.

13.   INVOICES AND INQUIRIES

      The Possessor is entitled to receive an explanation with regard to the Expenses of managing the Services in the Building and regarding the bookkeeping books that relate thereto. The times for holding inquiries shall be determined by the Management Company in its discretion. The Possessor, together with other possessors of units in the Building, shall establish representatives for Building Maintenance matters and the provision of Services therein, and the Management Company shall maintain contacts with the foresaid representatives in order to make the Services more efficient and to improve them, on the one hand, and to save on Service management expenses, on the other.

14.   MANAGEMENT COMPANY LIABILITY

      The Management Company shall not bear any liability for any damage and/or loss that shall be caused to the Possessor as a result of a defect or flaw and/or cessation and/or delay in the supply of any of the other Services that the Management Company shall supply, if it supplies them, should the matter occur as a result of reasons not dependent on the Management Company and/or over which the Management Company has no control.

      14.1 The Services of the doorman and the reception in the Building shall be of a scope as shall be determined by the Management Company from time to time in its absolute discretion, and in any event the Management Company shall not be deemed to be a "keeper" of any kind whatsoever - over the Unit and/or its contents and/or any area included in the Building and/or the Common Areas and/or the Machinery, for the purpose of, and/or in connection with the Keeper's Law, 5727-1967 and/or the liability under that law and/or liability of a similar type, whether contractual, in tort, or otherwise.

      14.2 Despite what is stated, the Management Company shall be entitled to insure its potential liability of any kind for any damages and against any third party whatsoever. In addition, the Management Company shall be entitled to insure all its employees in performing the Services in an employee policy, employer liability, and severance pay fund and any other insurance of a similar type.

      14.3 In any of the events detailed in this Section 14, all the premiums and the expenditures connected with the insurance shall be deemed to be part of the Expenses of the Management Company.

15.   INSURANCE ON THE PART OF THE MANAGEMENT COMPANY

      15.1 The Management Company will see to the insurance of the structure of the Building and/or the Common Areas and/or the Machinery with a building insurance against customary risks in an amount as shall be determined by the Management Company in its discretion.

            For the avoidance of doubt: It is agreed that the Management Company shall not see to the insurance of the contents of the Unit and improvements and/or additions that were made by the Possessor for damages of any kind or sort whatsoever.

      15.2 The Management Company will see to third party liability insurance for the Building structure and/or the Common Areas and/or the Machinery, with liability limits as the Management Company shall determine in its discretion.

            For the avoidance of doubt: It is agreed that the Management Company shall not see to liability insurance of the Possessor for any third party risks that are connected to any act and/or failure to act and/or incident related to the Unit and/or the possession thereof, and the responsibility for the insurance of such risks shall fall solely on the Possessor.

      15.3 The Management Company will see to employer liability insurance for its employees.

      15.4 Notwithstanding what is stated in this Section 15, the Management Company shall be entitled, in its sole discretion, to insure the Building and/or the Common Areas and/or the Machinery for additional risks as well, as it shall deem it appropriate.

      15.5 In any case in which the Management Company insures risks as stated in Sections 15.1, 15.2, 15.3 and 15.4 above, all premiums paid and expenditures connected with the insurance as aforesaid shall be deemed to be Expenses as defined in Section 7 of this Agreement.

      15.6 At the request of the Possessor, the Management Company will show him, in the offices of the Management Company, the insurance policies it acquired (hereinafter: the "INSURANCE POLICIES").

      15.7 The Insurance Policies will list the Possessor as one of the insureds or, alternatively, will contain a provision that, pursuant thereto, the insurance company waives its right of subrogation against the Possessor, and in the case of third party insurance, it will include a cross-liability provision.

      15.8 Should damage be caused to the Unit and/or to the Building that requires rehabilitation and that is covered in accordance with the insurance policy, the Management Company shall be the exclusive possessor of the right to negotiate with the insurers, to sue them, to compromise with them, and to receive the insurance proceeds.

            In the event that the amount received will be inadequate to cover the repair expenses, the purchaser shall share in the additional expenses, in accordance with the set coefficient for bearing expenses. The Management Company shall hold the insurance proceeds that it shall receive, as aforesaid, and shall use them for the purpose of replenishing the Building, including the Unit.

      15.9 The Possessor agrees and hereby acknowledges that the taking out of any kind of insurance as aforesaid in the provisions of this Agreement does not impose, and shall not impose, on the Management Company any liability regarding the type of insurance policy that it should take out and/or regarding the reliability of the insurance company that is insuring under that policy and/or the financial stability of that insurance company and/or any other liability connected with the carrying out of the aforesaid insurance.

16.   INSURANCE ON THE PART OF THE POSSESSOR

      The Possessor covenants to insure, from the date of the delivery of the Unit, and at its expense, insurances as detailed below, with lawfully authorized insurance companies and the provisions detailed below shall apply:

      16.1 Insurance of the contents of the Unit and all other property contained therein, and without derogating from the generality of the foregoing, the furniture, equipment, Machinery and inventory contained therein, as well as any change, improvement, renovation and addition to the Unit that was made and/or will be made to the Unit by the Possessor and also/or for it, of any kind or sort whatsoever, all the foregoing having an estimated value of the loss or damage in light of customary risks. The Possessor covenants to update the amount of the insurance from time to time so that it always reflects the full value of the insured property.

            The Possessor covenants that the policy that it will obtain shall include a specific condition in which the insured specifically waives any right to subrogation against the Management Company and/or those acting on its behalf and/or the possessors in the Building and/or all those acting on their behalf.

            The purchaser hereby exempts the management Company and all those acting on its behalf, as well as all the possessors in whose Management Agreement with them is included a parallel exemption for all the purchasers in the Building, for any liability for loss or damage for which the Possessor is entitled, or for which the Possessor would be entitled to indemnification pursuant to the policy.

      16.2 To insure the activities of the Possessor and the Management Company within the Unit with employer's liability insurance and third party liability insurance, where the liability limit for third party liability insurance shall not be less than $500,000 (five hundred thousand U. S. Dollars) per incident. The Possessor hereby covenants that each third party and employer's insurance that shall be acquired by it pursuant to this Agreement shall be subject to a "cross-liability" provision according to which the insurance shall be deemed to have been entered into separately for each and every one of the insured's units.

            The Possessor hereby covenants to expand the employer's and third party policies to indemnify the Management Company and also/or those acting on its behalf for their agency liability for the acts and also/or the failures to act on the part of the Possessor.

      16.3 The Possessor covenants to fulfill all the terms of the policy that it takes out in connection with the provisions of Section 16 of this Agreement, and to pay the premiums on time.

      16.4 The Possessor hereby represents that it will not have any contention and/or claim against the Management Company and/or those acting on its behalf for damages in light of the risks that the Possessor committed itself to insure as aforesaid in the subsections of
            Section 16, and it exempts the management Company and/or those acting on its behalf from any liability for damages as aforesaid.

      16.5 The provisions of Section 16 above, including the scope of the insurances, are subject to the comments of the Possessor's insurance consultant or agent and the condition that these shall be transmitted to the Landlord in writing within 30 days from the date of the execution of this Contract. An amendment to the provisions of this Section 16 will be made, if at all, upon the agreement of the insurance consultants of the parties.

17.   SEPARATION OF PARTS OF THE BUILDING

      If and when it shall be decided by the company on the separate management of certain parts of the Building (hereinafter: the "UNIQUE PART"), then the Management Company shall be entitled:

      17.1 To set separate provisions for the giving of Services and management of the Unique Part.

      17.2 To set separate provisions for supervision, security, use, maintenance, management, and the providing of Services in the Common Areas and separate regulations for the Unique Part.

      17.3 To set a separate division of the Expenses with regard to the Unique Part and in accordance with a coefficient that it will set, to the extent possible according to the measure of the use of the Services and their actual costs.

      17.4  To set regulations with regard to the permitted use in the Unique
            Part.

      17.5 For the avoidance of doubt, it is emphasized that there will not be imposed on the Possessor or on the Management Company any monetary liability of any kind or sort whatsoever for the Unique Part and its maintenance.

18.   TRANSFER OF THE POSSESSOR'S RIGHTS

      The Possessor hereby covenants that if it sells, rents or purchases in another manner whatsoever possessory and/or use rights in the Unit to any other entity (hereinafter: the "RECEIVER OF THE RIGHTS"), for any period of time (whether limited or unlimited), it shall be obligated, prior to signing the contract between it and the Receiver of the Rights, and in any case prior to the transfer or purchase of the foregoing rights, and at a time that shall be set by the Management Company, to see to it that the Receiver of the Rights signs with the Management Company or with whomever it directs on a Management Agreement in a form acceptable at that time to the Management Company.

      Except in the case of the sale of the rights of the Possessor in the Unit, the execution of the aforesaid Management Agreement by the Receiver of the Rights shall not release the Possessor from carrying out its obligations pursuant to this Agreement, and it shall be liable, jointly and severally with the Receiver of the Rights, for fulfilling all the obligations pursuant to this Agreement.

19.   TRANSFER OF THE MANAGEMENT COMPANY'S RIGHTS

      The Management Company shall be entitled to transfer and also/or to assign and also/or to deliver its rights and obligations under this Management Agreement, including any supplement or amendment thereto, and anything arising thereunder, to another management company or to another entity, that exists or that will be established for that purpose, in full or in part, with regard to the entire original term or the extended period or any part thereof. Should the Management Company have transferred its rights and obligations, it shall receive from the other management company or the other entity designated therefor, prior to the transfer, a written acknowledgement according to which the other management company or the other entity will assume the fulfillment of all the obligations of the Management Company under this Management Agreement, and a copy of this letter will be transmitted to the Possessor and to other possessors in the Building. If the rights and obligations under this Management Agreement, including every addition and amendment and all that flows from it is transferred and/or assigned and/or delivered to another management company or another entity, then the Management Company shall not have any liability whatsoever toward the Possessor.

20.   TERM OF THE CONTRACT

      This Management Agreement is entered into for a term of five (5) years, commencing on the Effective Date, and until January 1, 2004 (hereinafter: the "ORIGINAL TERM"), and subject to the terms of Sections 20.1 and 20.2 below, the Original Term shall be extended, without any need for a formal act for an additional term or terms of five (5) years each (hereinafter: the "EXTENDED TERM").

      20.1 Notwithstanding what is stated in this section above, this Agreement shall terminate at the end of the Original Term or at the end of the Extended Term if at least 75% of the unit owners in the Building gave a written notice to the Management Company of their desire to terminate this Agreement at least six (6)
              months prior to the end of one of the foregoing terms, and on condition that the possessors fulfill all their obligations and the payments that are due at that time to the Management Company, and that they relieve the Management Company of the obligations it took upon itself in connection with the management and performance of the Services toward all third parties regarding the period after the termination of this Agreement, as aforesaid.

      20.2 The provisions of Sections 20 and 20.1 above and below notwithstanding, the Management Company shall be entitled to terminate this Agreement at any time on at least six (6) months' prior written notice to the possessors of the units in the Building. A written notice displayed in a centrally located and clearly visible place in the Building shall be deemed to be the giving of notice for the purposes aforesaid in this section.

      The provisions of this Section 20 above notwithstanding, this Agreement shall commence on the Delivery Date and shall terminate at the end of the Lease Term (the first, the second or the third, as the case may be) according to the Lease Agreement or in the case of the lawful cancellation of the Lease Agreement by the Possessor or the Landlord.

21.   BREACH AND REMEDIES

      21.1 If the Possessor breached any of the provisions included in this Agreement and does not cure the breach within seven (7) days after it receives the demand of the Management Company to do so, or if the Possessor repeats the same breach, then the Management Company shall be entitled, inter alia, to terminate the giving of Services to the Possessor, in whole or in part, in its absolute discretion.

      21.2 Nothing contained in the terms of this section shall be deemed to negatively affect the right of the Management Company to any other relief pursuant to the Contracts Law (Remedies for Breach of Contract) 5731-1970, or pursuant to any law.

      21.3 The Possessor hereby waives, and will not raise and/or claim against the Management Company in regard to all the foregoing, whether directly or indirectly, any contention regarding the division of causes of action and/or the division of remedies.

22. The Possessor covenants to bear the costs of stamping this Agreement as required by law.

23.   ARBITRATION

      In any case in which disputes arise and/or differences between the parties with anything regarding the execution and/or the effectiveness or breach and/or the carrying out and/or the interpretation of this Lease, the parties will submit the disputes or the differences for the determination of a sole arbitrator who shall be appointed by agreement of the parties within seven (7) days, and should the agreed upon arbitrator refuse to serve or be prevented from fulfilling his task or in the case of disagreement between the parties as to the identity of the arbitrator, the arbitrator shall be appointed by the Chairman of the

      Israel Bar Association, at the request of one of the parties (hereinafter: the "ARBITRATOR").

      23.1 The provisions of this Section 23 shall be deemed to be an arbitration agreement between the parties, and the provisions of the Addendum to the Arbitration Law, 5728-1968, shall apply to the arbitration that is the subject of this Agreement, as well as to the Arbitrator.

      23.3 If, and to the extent, that there shall be parallel and/or similar disputes between the Management Company and the Possessor and other possessors of units in the Building, these disputes will be submitted to the Arbitrator, and the Arbitrator will be entitled, in order to detail the procedures and to shorted them, to combine the similar and/or parallel disputes and to rule on them as one unit.

      23.4 A referral to the Arbitrator or the engaging in arbitral proceedings shall not give rise to the delay and/or postponement of the making of any payment whatsoever as to which the Possessor is obligated under the provisions of this Agreement , and nothing contained in the provisions of this Section 23 shall derogate from the right of the Management Company to sue the Possessor in a court having jurisdiction regarding the making of any payment which is due from the Possessor pursuant to this Agreement.

24.   MISCELLANEOUS

      24.1 Should one of the units of the Possessor sign any document, letter or acknowledgement of any kind whatsoever with regard to any matter or subject connected with this Agreement, its fulfillment or what flows from it, its signature shall bind the rest of the units of the Possessor, and the execution of this Agreement by one of the units of the Possessor shall be deemed, for all intents and purposes, to be the consenting by the units of the Possessor, among themselves, and from one to the other, to bind the other units of the Possessor among themselves for each matter and subject connected with this Agreement.

      24.2 This Agreement and the exhibits thereto crystallize and express the relationship, the rights and the obligations between the Possessor and the company exclusively and totally.

      24.3 Upon the execution of this Agreement, which constitutes the entire and binding agreement between the parties, any agreement and/or heads of agreement and/or understanding and/or representation and/or prospectus and/or promise and/or advertisement that was made by the company or the Management Company or their representatives or someone on their behalf shall be null and void, and the company and the Management Company shall not be bound by any of them.

            The parties hereby represent that they reached this Agreement after careful examination, and that neither side relied on any information other than that which is expressly stated in this Agreement.

      24.4 The marginal headings of the sections in this Agreement are for the convenience purposes only, and shall not serve as any reference or tool to explain and/or interpret this Agreement.

      24.5 Prior drafts of this Agreement shall not be given any weight regarding the interpretation of this Agreement or any of its provisions. Such drafts shall not be admissible in any judicial or quasi-judicial procedure.

      24.6 No one of the provisions included in this Agreement shall derogate from any other provision of this Agreement but rather to add thereto.

      24.7 No change and/or waiver and/or deviation from the provisions of this Agreement shall have any effect unless done in writing and signed by the parties to the Agreement.

      24.8 The consent by one of the parties to a deviation from one of the provisions of this Agreement in a particular case shall not constitute a precedent or give rise to an analogy for any other event. If a party did not avail itself of a right granted to it under this Agreement in a particular case, it shall not be viewed as a waiver of that right in that case and/or in a similar or dissimilar case, and one may not assume therefrom a waiver of any kind of any right by that party.

      24.9 It is expressly agreed by the parties that, subject to the provisions of Section 23 of this Agreement, the courts of Tel Aviv - Jaffa shall have exclusive jurisdiction to hear any dispute and/or argument that arises between the parties in relation to this Agreement, its execution, term, fulfillment, breach or interpretation.

      24.10 The addresses of the parties for purposes of this Agreement are as expressed in the heading to this Agreement, and any notice sent by one party to the other by registered mail according to the above addresses, unless a party notified the other of a change therein, shall be deemed to have reached its destination and been brought to the knowledge of the recipient within 72 hours from its dispatch in the mail.

          IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT
                  IN THE PLACE AND AT THE TIME MENTIONED ABOVE:

/s/ SH.A.P. -- EMAD
Management Company Ltd.                                        /s/ SILVIA NOIMAN
                                                               -----------------
the Management Company                                           the Possessor